Exhibit 99.3

Ernst & Young LLP (“EY”) prepared the attached Report only for Accel Entertainment Inc. and TPG Pace Holdings, Corp. (“Clients”) pursuant to an agreement solely between EY and Clients. EY did not perform its services on behalf of or to serve the needs of any other person or entity. Accordingly, EY expressly disclaims any duties or obligations to any other person or entity based on its use of the attached Report. Any other person or entity must perform its own due diligence inquiries and procedures for all purposes, including, but not limited to, satisfying itself as to the financial condition and control environment of Client, as well as the appropriateness of the accounting for any particular situation addressed by the Report.

EY did not perform an audit, review, examination, or other form of attestation (as those terms are identified by the AICPA or by the Public Company Accounting Oversight Board) of Clients’ financial statements. Accordingly, EY did not express any form of assurance on Clients’ accounting matters, financial statements, any financial or other information, or internal controls. EY did not conclude on the appropriate accounting treatment based on specific facts or recommend which accounting policy/treatment Clients’ should select or adopt.

The observations relating to accounting matters that EY provided to Clients were designed to assist Clients in reaching its own conclusions and do not constitute our concurrence with or support of Clients’ accounting or reporting. Clients alone are responsible for the preparation of their financial statements, including all of the judgments inherent in preparing them. Discussions and/or accounting analysis in the Report are Clients’ conclusions based on an analysis of relevant guidance and instrument features and incorporated by EY in this document based on verbal discussions with the Client, primarily Eduardo Tamraz and Jeri Kwek.

This information is not intended or written to be used, and it may not be used, for the purpose of avoiding penalties that may be imposed on a taxpayer.

Selected Historical Financial Data of Pace on a Pro Forma Basis

The selected unaudited pro forma condensed combined financial information for the nine months ended September 30, 2019 and year ended December 31, 2018 combines the historical consolidated statements of operations of Pace and Accel giving effect to the Business Combination as if it had been completed on January 1, 2018. The summary unaudited pro forma condensed combined balance sheet as of September 30, 2019 combines the historical unaudited consolidated balance sheets of Pace and Accel giving effect to the Business Combination as if it had been completed on September 30, 2019. The summary unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with the unaudited pro forma condensed combined financial information, including the notes thereto, which is included elsewhere in this filing under “Unaudited Pro Forma Condensed Combined Financial Information.”

The selected unaudited pro forma condensed combined financial information is presented for informational purposes only. The summary unaudited pro forma condensed combined financial information does not purport to represent what the combined company’s results of operations or financial condition would have been had the Business Combination actually occurred on the dates indicated and does not purport to project the combined company’s results of operations or financial condition for any future period or as of any future date. The summary unaudited pro forma condensed combined financial information does not reflect any cost savings that may be realized as a result of the Business Combination or any potential changes in compensation plans. Additionally, the unaudited pro forma adjustments made in the summary unaudited pro forma condensed combined financial information, which are described in those notes, are preliminary and may be revised.

	Year Ended December 31, 2018	Nine Months Ended September 30, 2019
Pro Forma Condensed Combined Statement of Operations Data:
Total revenues	$388,182,355	$345,047,674
Operating income	$25,690,211	$16,888,551
Net income available to shareholders of Pace	$8,801,087	$2,114,130
Earnings per share - basic and diluted	$0.11	$0.03
Weighted-average number of shares outstanding during the period - basic and diluted	76,637,470	76,637,470

	As of September 30, 2019
Pro Forma Condensed Combined Balance Sheet Data:
Cash and cash equivalents	$116,493,879
Property and equipment	$114,494,974
Total assets	$500,038,260
Total liabilities	$415,617,283
Total stockholders’ equity	$84,420,977

Comparative Historical and Pro Forma Per Share Data

The following table sets forth:

•	historical per share information of Pace and Accel for the year ended December 31, 2018 and the nine months ended September 30, 2019;

•	unaudited pro forma net income and cash dividends per share information giving effect to the Business Combination as if it had been completed on January 1, 2018; and

•	unaudited pro forma per share information of Pace for the year ended December 31, 2018 and the nine months ended September 30, 2019, after giving effect to the Business Combination.

This information is based on, and should be read together with, the selected historical consolidated financial information, the unaudited pro forma condensed combined financial information and the historical consolidated financial information of Pace and Accel and Grand River, and the accompanying notes to such financial statements, that are included elsewhere in this filing. The unaudited pro forma condensed combined per share data are presented for illustrative purposes only and are not necessarily indicative of actual or future financial position or results of operations that would have been realized if the Business Combination had been completed as of the dates indicated or will be realized upon the completion of the Business Combination. Uncertainties that could impact Pace’s financial condition include risks that effect Accel’s operations, any failures of Pace to manage its growth effectively or to respond to the demand of licensed establishment partners following the consummation of the Business Combination, any inability to complete acquisitions and integrate acquired businesses, strict government regulation that is subject to frequent amendment, repeal or new interpretation and general economic uncertainty and the effect of general economic conditions on the gaming industry. For more information on the risks, please see the section entitled “Risk Factors.” You are also urged to read the section entitled “Unaudited Pro Forma Condensed Combined Financial Statements.”

	Historical
	Accel	Pace	Pro Forma
Book value per share (1)	$19.49	$0.09	$1.10
Basic net income (loss) per share for the nine months ended September 30, 2019	$1.98	$(0.05)	$0.03
Basic net income per share for the year ended December 31, 2018	$3.22	$0.12	$0.11
Diluted net income (loss) per share for the nine months ended September 30, 2019	$1.86	$(0.05)	$0.03
Diluted net income per share for the year ended December 31, 2018	$2.99	$0.12	$0.11
Cash dividends per share	$—	$—	$—

(1)	Book value per share = (Total equity)/shares outstanding as of September 30, 2019.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined balance sheet as of September 30, 2019 gives effect to the Business Combination as if it was completed on September 30, 2019. The unaudited pro forma condensed combined income statements for the nine months ended September 30, 2019 and the year ended December 31, 2018 give pro forma effect to the Business Combination as if it was completed on January 1, 2018.

The unaudited pro forma condensed combined balance sheet does not purport to represent, and is not necessarily indicative of, what the actual financial condition of the combined company would have been had the Business Combination taken place on September 30, 2019, nor is it indicative of the financial condition of the combined company as of any future date.

The unaudited pro forma condensed combined financial information should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•	Pace’s audited financial statements as of and for the year ended, December 31, 2018 and unaudited financial statements as of, and for the nine months ended, September 30, 2019;

•

Accel’s audited financial statements as of and for the year ended, December 31, 2018 and unaudited financial statements as of, and for the nine months ended, September 30, 2019, included elsewhere in this filing;

•	Grand River’s audited financial statements as of and for the year ended, December 31, 2018 and unaudited financial statements as of, and for the period ended, September 17, 2019; and

•

the sections entitled “Pace Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Accel Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination. It has been prepared for informational purposes only and is subject to a number of uncertainties and assumptions as described in the accompanying notes. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the Business Combination, (2) factually supportable and (3) with respect to the statements of operations, expected to have a continuing impact on the results of the combined company.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2019

	Accel	Pace	Pro Forma
	(Historical)	(Historical)	Adjustments			Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$111,221,637	$79,575	$429,951,456	(3a	)	$116,493,879
			(177,468,711)	(3b	)
			(8,750,000)	(3c	)
			(28,177,101)	(3d	)
			48,000,019	(3e	)
			(236,223,408)	(3f	)
			(3,000,000)	(3g	)
			10,378,296	(3h	)
			(4,517,883)	(3i	)
			(25,000,000)	(3j	)
Prepaid expenses	3,339,581	21,250	—			3,360,831
Income taxes receivable	6,618,850	—	—			6,618,850
Investment in convertible note	5,000,000	—	—			5,000,000
Other current assets	6,981,930	—	—			6,981,930

Total current assets	133,161,998	100,825	5,192,667			138,455,490

Investments held in Trust Account	—	429,732,860	218,596	(3k	)	—
		—	(429,951,456)	(3a	)
Property and equipment, net	114,494,974	—	—			114,494,974
Route and customer acquisition costs, net	14,220,913	—	—			14,220,913
Location contracts acquired, net	172,410,483	—	—			172,410,483
Goodwill	34,701,570	—	—			34,701,570
Investment in convertible note	—	—	25,000,000	(3j	)	25,000,000
Other assets	754,830	—	—			754,830

Total assets	$469,744,768	$429,833,685	$(399,540,193)			$500,038,260

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Line of credit	$56,000,000	$—	$(56,000,000)	(3h	)	$—
Current maturities of term loan	14,062,500	—	(14,062,500)	(3h	)	—
Current portion of route and customer acquisition costs payable	1,694,700	—	—			1,694,700
Accounts payable	9,829,134	—	—			9,829,134
Accrued location gaming expense	3,898,816	—	—			3,898,816
Accrued state gaming expense	5,940,405	—	—			5,940,405
Other accrued expenses	10,968,723	—	—			10,968,723
Accrued professional fees, travel and other expenses	—	5,807,399	—			5,807,399
Current portion of consideration payable	7,503,881	—	—			7,503,881
Related party accounts payable	—	—	—			—

Total current liabilities	109,898,159	5,807,399	(70,062,500)			45,643,058

Long-term liabilities:

Term loan, less current maturities, net	90,794,005	—	(90,794,005)	(3h	)	—
Contract draw loan	170,000,000	—	(170,000,000)	(3h	)	—
Revolving credit facility, net	—	—	48,747,829	(3h	)	48,747,829
Initial term loan facility, net	—	—	233,989,578	(3h	)	233,989,578
Additional term loan facility, net	—	—	58,497,394	(3h	)	58,497,394
Route and customer acquisition costs payable, less current portion	4,723,923	—	—			4,723,923
Consideration payable, less current portion	12,369,923	—	—			12,369,923
Notes payable to Sponsor		3,000,000	(3,000,000)	(3g	)	—
Deferred underwriting compensation	—	15,750,000	(15,750,000)	(3c	)	—
Deferred income tax liability	11,645,578	—	—			11,645,578
Other long-term related party payable	—	—	—			—

Total liabilities	399,431,588	24,557,399	(8,371,704)			415,617,283

	Accel	Pace	Pro Forma
	(Historical)	(Historical)	Adjustments			Pro Forma
Commitments and contingencies:

Class A ordinary shares subject to possible redemption; 43,699,461 shares at a redemption value of $10.00 per share	—	400,276,280	(400,276,280)	(3l	)	—
Stockholders’ equity (deficit):
Class D Preferred Stock; no par value; 1,500,000 shares authorized; 944,925 shares issued and outstanding (aggregate liquidation preference of $32,458,174)	39,590,222	—	(39,590,222)	(3b	)	—
Class C Preferred Stock; no par value; 2,400,000 shares authorized; 1,515,029 shares issued and outstanding	21,031,618	—	(21,034,422)	(3b	)	—
			2,804	(3i	)
Class B Common Stock; no par value; 1,200,000 shares authorized; 662,228 shares issued and 639,228 shares outstanding	1,007,216	—	(1,006,709)	(3b	)	—
			(507)	(3i	)
Class A Common Stock; no par value; 1,700,000 shares authorized; 452,868 shares issued and 418,803 shares outstanding	15,481,469	—	(15,482,334)	(3b	)	—
			865	(3i	)
Preferred shares, $0.0001 par value; 1,000,000 shares authorized, none issued or outstanding	—	—	—			—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 1,300,539 shares issued and outstanding (excluding 43,699,461 shares subject to possible redemption)	—	172	(172)	(3l	)	—
Class F ordinary shares, $0.0001 par value; 20,000,000 shares authorized, 11,250,000 shares issued and outstanding	—	1,125	(1,125)	(3m	)	—
Class A-1 common stock, par value $0.0001 per share	—	—	4,513	(3b	)	8,030
			4,542	(3l	)
			470	(3e	)
			800	(3n	)
			(2,294)	(3f	)
Class A-2 common stock, par value $0.0001 per share	—	—	300	(3b	)	500
			200	(3n	)
Class F common stock, par value $0.0001	—	—	1,125	(3m	)	—
			(1,125)	(3n	)
Additional paid-in capital	9,200,838	—	(104,479,495)	(3b	)	123,067,091
			400,271,910	(3l	)
			12,217,305	(3o	)
			47,999,549	(3e	)
			125	(3n	)
			(236,221,114)	(3f	)
			(5,922,026)	(3i	)
Treasury stock, at cost	(5,520,639)	—	4,119,658	(3b	)	—
			1,400,981	(3i	)
(Accumulated deficit) / Retained earnings	(10,477,544)	4,998,709	(28,177,101)	(3d	)	(38,654,645)
			7,000,000	(3c	)
			(12,217,305)	(3o	)
			218,596	(3k	)

Total stockholders’ equity	70,313,180	5,000,006	9,107,791			84,420,977

Total liabilities and stockholders’ equity	$469,744,768	$429,833,685	$(399,540,193)			$500,038,260

See accompanying notes to the unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2018

	Accel	Pace	Pro Forma
	(Historical)	(Historical)	Adjustments			Pro Forma
Revenues:
Net video gaming	$321,710,501	$—	$54,754,771	(3aa	)	$376,465,272
Amusement	4,198,789	—	665,139	(3aa	)	4,863,928
ATM fees and other revenue	6,083,402	—	769,753	(3aa	)	6,853,155

Total net revenues	331,992,692	—	56,189,663			388,182,355

Operating expenses:
Video gaming expenses	210,507,050	—	37,667,994	(3aa	)	248,175,044
General and administrative	58,157,368	—	8,749,532	(3aa	)	66,906,900
Depreciation and amortization of property and equipment	20,781,855	—	6,354,531	(3aa	)	23,488,941
			(3,647,445)	(3bb	)
Amortization of route and customer acquisition costs and location contracts acquired	14,681,495	—	2,102,017	(3aa	)	20,081,495
			3,297,983	(3cc	)
Professional fees, formation costs and other expenses	—	804,050	—			804,050
Other operating expenses	2,996,398	—	39,316	(3aa	)	3,035,714

Total operating expenses	307,124,166	804,050	54,563,928			362,492,144

Operating income (loss)	24,868,526	(804,050)	1,625,735			25,690,211

Interest expense (income)	9,643,447	(7,669,551)	5,668,489	(3aa	)	15,277,953
			7,669,551	(3ee	)
			(5,668,489)	(3ff	)
			(9,643,447)	(3gg	)
			15,277,953	(3gg	)

Income before income tax expense	15,225,079	6,865,501	(11,678,322)			10,412,258

Income tax expense	4,422,415	—	(2,811,244)	(3hh	)	1,611,171

Net income (loss)	$10,802,664	$6,865,501	$(8,867,078)			$8,801,087

Net income per share of stock – basic	$3.22	$0.12				$0.11
Net income per share of stock – diluted	$2.99	$0.12				$0.11
Weighted average shares of stock outstanding – basic	3,352,306	56,250,000	17,035,164	(3ii	)	76,637,470
Weighted average shares of stock outstanding – diluted	3,617,625	56,250,000	16,769,845	(3ii	)	76,637,470

See accompanying notes to the unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended September 30, 2019

	Accel	Pace	Pro Forma
	(Historical)	(Historical)	Adjustments			Pro Forma
Revenues:
Net video gaming	$293,239,939	$—	$40,979,593	(3aa	)	334,219,532
Amusement	4,087,728	—	481,102	(3aa	)	4,568,830
ATM fees and other revenue	5,658,240	—	601,072	(3aa	)	6,259,312

Total net revenues	302,985,907	—	42,061,767			345,047,674

Operating expenses:
Video gaming expenses	193,410,165	—	27,870,028	(3aa	)	221,280,193
General and administrative	51,160,437	—	7,056,468	(3aa	)	58,216,905
Depreciation and amortization of property and equipment	18,664,848	—	3,244,440	(3aa	)	20,597,406
			(1,311,882)	(3bb	)
Amortization of route and customer acquisition costs and location contracts acquired	13,211,498	—	1,252,628	(3aa	)	17,066,498
			2,602,372	(3cc	)
Professional fees, formation costs and other expenses	—	9,876,929	—			9,876,929
Other operating expenses	7,546,366	—	(114,513)	(3aa	)	1,121,192
			(6,310,662)	(3dd	)

Total operating expenses	283,993,314	9,876,929	34,288,879			328,159,123

Operating income (loss)	18,992,593	(9,876,929)	7,772,888			16,888,551

Interest expense (income)	9,517,593	(7,105,025)	4,427,380	(3aa	)	12,459,563
			7,105,025	(3ee	)
			(4,427,380)	(3ff	)
			(9,517,593)	(3gg	)
			12,459,563	(3gg	)

Income (loss) before income tax expense	9,475,000	(2,771,904)	(2,274,107)			4,428,989

Income tax expense	2,750,496	—	(435,637)	(3hh	)	2,314,859

Net income (loss)	$6,724,504	$(2,771,904)	$(1,838,470)			$2,114,130

Net income per share of stock – basic	$1.98	$(0.05)				$0.03
Net income per share of stock – diluted	$1.86	$(0.05)				$0.03
Weighted average shares of stock outstanding – basic	3,403,412	56,131,052	17,103,006	(3ii	)	76,637,470
Weighted average shares of stock outstanding – diluted	3,607,794	56,131,052	16,898,624	(3ii	)	76,637,470

See accompanying notes to the unaudited pro forma condensed combined financial information.

Notes to the Unaudited Pro Forma Condensed Combined Financial Information

Note 1. Basis of Pro Forma Presentation

Overview

The unaudited pro forma condensed combined financial statements have been prepared assuming the Business Combination is accounted for as reverse recapitalization in accordance with GAAP. Under this method of accounting, Pace will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Accel issuing stock for the net assets of Pace, accompanied by a recapitalization. The net assets of Pace will be stated at historical cost, with no goodwill or other intangible assets recorded. All direct costs of the Business Combination will be recorded as an offset to additional-paid-in-capital, consistent with the accounting for a reverse recapitalization.

On September 17, 2019, Accel completed the acquisition of 100% of the outstanding membership interests of Grand River. The acquisition of Grand River by Accel was accounted for as a business combination under ASC Topic 805, Business Combinations (“ASC 805”) and Accel, as the accounting acquirer, recorded the assets acquired and liabilities assumed at fair value on a preliminary basis.

The acquisition method of accounting uses the fair value concepts defined in ASC Topic 820, Fair Value Measurements (“ASC 820”). In general, ASC 805 requires, among other things, that assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date by Accel.

ASC 820 defines fair value, establishes a framework for measuring fair value, and sets forth a fair value hierarchy that prioritizes and ranks the level of observability of inputs used to develop the fair value measurements. Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for a non-financial asset assume the highest and best use by these market participants. Many of these fair value measurements can be highly subjective, and it is possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

Under ASC 805, acquisition-related transaction costs are not included as a component of consideration transferred but are accounted for as expenses in the periods in which such costs are incurred, or if related to the issuance of debt, capitalized as debt issuance costs. Acquisition-related transaction costs expected to be incurred as part of the business combination and the other related transactions include estimated fees related to advisory, legal and accounting fees.

The pro forma adjustments represent management’s estimates based on information available as of the date of the condensed combined financial statements and do not reflect possible adjustments related to restructuring or integration activities that have yet to be determined or transaction or other costs following the Business Combination that are not expected to have a continuing impact. Further, one-time transaction-related expenses anticipated to be incurred prior to, or concurrently with the consummation of the Business Combination are not included in the unaudited pro forma condensed combined statements of operations.

Description of Business Combination

Pursuant to and in connection with the Transaction Agreement, the following transactions will occur:

•	the Stock Purchase, including the Business Combination Private Placement;

•	the Merger;

•	the Pace Domestication;

•	the Sponsor Transactions;

•	the distribution by Pace Sponsor to Pace Sponsor Members of all of Pace Sponsor’s Class A-1 Shares, Class A-2 Shares and remaining Private Placement Warrants;

•	the Director Class F Share Exchange; and

•	the Investment Private Placement.

The combined pro forma financial information was prepared with the aggregate consideration for the Business Combination of $642.2 million, amounts payable in the form of $177.5 million in cash, and newly issued Class A-1 Shares valued at $10.30 per share, for presentation purposes.

The following presents the aggregate consideration:

Shares transferred at closing	45,127,798
Value per share	$10.30

Total share consideration	$464,706,405
Plus: Cash consideration	177,468,711

Total consideration at closing	$642,175,116

Note 2. Preliminary Allocation of Purchase Price

On September 17, 2019, Accel announced that it had completed its acquisition of 100% of the outstanding membership interests of Grand River for approximately $100 million in cash. Grand River is a terminal operator in Illinois with over 2,009 VGTs in over 450 licensed establishments.

The total consideration transferred, $114.5 million, includes the amount paid to Grand River’s members plus contingent consideration. The total purchase consideration for the business combination has been allocated to the assets acquired and liabilities assumed based on their estimated fair values with the excess recorded as goodwill. Refer to the preliminary purchase price within Accel’s September 30, 2019 financial statements included elsewhere in this filing.

Note 3. Unaudited Pro Forma Adjustments

The pro forma adjustments to the unaudited pro forma condensed combined balance sheet as of September 30, 2019 consist of the following:

(a)	Represents release of cash held in the Trust Account that becomes available to fund the Business Combination.

(b)	Close out of the equity of Accel, which is replaced by Class A-1 shares, Class A-2 shares, and cash consideration of $177.5 million in connection with the Business Combination.

(c)	To record payment of deferred underwriters’ fees from the Pace IPO, which were payable at the consummation of the Business Combination.

(d)	Represents an adjustment to record the payment of estimated costs related to the Business Combination, which are nonrecurring.

(e)	Issuance and sale of 4,696,675 Class A-1 Shares at a purchase price of $10.22 per share, or an aggregate of approximately $48 million, in the Investment Private Placement.

(f)	Represents redemptions of 22,939,736 Public Shares after September 30, 2019 at per share redemption of $10.30, which is equal to $236.2 million.

(g)	Represents repayment of the Sponsor Loan in the amount of $3,000,000.

(h)

In conjunction with the closing of the Business Combination, Accel entered into a credit agreement on November 13, 2019 to refinance Accel’s existing financing arrangement. The credit agreement includes (i) a $100 million revolving credit facility, including a letter of credit facility with a $10.0 million sublimit and a swing line facility with a $10.0 million sublimit, (ii) a $240.0 million initial term loan facility and (iii) a $125.0 million additional term loan facility. The new financing arrangement includes draw at close amounts, net of issuance costs, of $48.7 million in the revolving credit facility, $234.0 million in the initial term loan facility, and $58.5 million in the additional term loan facility, with total outstanding borrowings totalling $341.2 million, net of issuance costs of $8.8 million. The revolving loans and term loans bear interest at LIBOR plus a margin of 2.25%.

(i)

Represents the exercise of 75,763 fully vested options and 15,750 warrants by certain of Accel’s employees and a repurchase of 36,157 shares of certain of Accel’s employees’ Class A and Class B common stock. Cash received through the exercise totalled $0.4 million. These equity instruments were utilized to repay $1.4 of outstanding loans from shareholders recorded as contra-equity within additional paid-in capital. The remaining instruments were converted to Class A and Class B common stock and Class C preferred stock from treasury stock prior to the close of the Business Combination. Tax withholding associated with the exercise of the options and warrants totalled $4.9 million and was recorded as a reduction in Cash.

(j)

Represent the $25 million convertible promissory note the Company purchased on October 11, 2019, which is subordinated to the terminal operator’s credit facility. The Company has the option of converting the notes to common stock of the terminal operator prior to the maturity date.

(k)	Represents the adjustment to TPG Pace Cash Held in Trust for cash earned after September 30, 2019.

(l)	Represents the reclassification of the redeemable portion of the Public Shares to permanent equity and conversion of Public Shares to Class A-1 Shares in connection with the Pace Domestication.

(m)	Represents the conversion of Founder Shares to Class F Shares in connection with the Pace Domestication.

(n)	Surrender of 1,250,000 Class F Shares and exchange of 10,000,000 Class F Shares for 8,000,000 Class A-1 Shares and 2,000,000 Class A-2 Shares in the Class F Share Exchange.

(o)	Elimination of historical retained earnings of Pace

The pro forma adjustments to the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2019 and for the year ended December 31, 2018 consist of the following:

(aa)	Reflects the recognition of pre-combination activities of Grand River.

(bb)

Represents the elimination of historical depreciation expense of Grand River, and recognition of depreciation expense in connection with fair value of property and equipment. The adjustment in depreciation is based on the estimated fair value and Accel’s historical useful lives of 2 years to 39 years and is calculated using the straight-line method. Grand River’s historic useful lives ranged between 3 to 40 years.

	Nine Months Ended	Year Ended
	September 30, 2019	December 31, 2018
Estimated preliminary depreciation expense on property and equipment	$1,932,558	$2,707,086
Less: historical depreciation expense	(3,244,440)	(6,354,531)

Unaudited pro forma adjustment	$(1,311,882)	$(3,647,445)

(cc)

Represents the elimination of historical amortization expense of Grand River, and recognition of amortization expense in connection with fair value of intangibles related to location contracts acquired. The fair value of identifiable intangible asset is determined using the “income approach”. Amortization expense of fair value intangibles is calculated using the straight-line method over the estimated remaining useful lives of 10 years.

	Nine Months Ended	Year Ended
	September 30, 2019	December 31, 2018
Estimated preliminary amortization expense on intangible assets	$3,855,000	$5,400,000
Less: historical amortization expense	(1,252,628)	(2,102,017)

Unaudited pro forma adjustment	$2,602,372	$3,297,983

(dd)	Represents the elimination of transaction costs related to the Business Combination which are nonrecurring.

(ee)	Elimination of interest income on the Trust Account. There is no related tax impact.

(ff)	Represents the reversal of interest expense on historical Grand River debt.

	Nine Months Ended	Year Ended
	September 30, 2019	December 31, 2018
Historical interest expense and amortization of debt issuance costs	(4,427,380)	(5,668,489)

Unaudited pro forma adjustment	$(4,427,380)	$(5,668,489)

(gg)

In conjunction with the closing of the Business Combination, Accel entered into a credit agreement on November 13, 2019, as discussed in tickmark 3h above. Accel refinanced its existing line of credit, term loan, and contract draw loan with balances totalling $330.9 million as of September 30, 2019 into a new financing arrangement. The new financing arrangement includes draw at close amounts, net of issuance costs, of $48.7 million in the revolving credit facility, $234.0 million in the initial term loan facility, and $58.5 million in the additional term loan facility, with total outstanding borrowings totalling $341.2 million, net of issuance costs of $8.8 million. The revolving loans and term loans bear interest at LIBOR plus a margin of 2.25%. The following represents the adjustment to record the interest expense on the refinanced debt as if the debt was borrowed on January 1, 2018, including amortization of debt issuance costs, and the subsequent removal of Accel’s interest expense related to the old debt instruments, as discussed above.

	Nine Months Ended	Year Ended
	September 30, 2019	December 31, 2018
Estimated preliminary interest expense on refinancing arrangement, including amortization of debt issuance costs	$12,459,563	$15,277,953
Less: Accel interest expense on historic financing arrangements	(9,517,593)	(9,643,447)

Unaudited net pro forma adjustment	$2,941,970	$5,634,506

(hh)

Represents the net impact on income taxes resulting from an income tax benefit attributable to application of the effective tax rates of 29.44% for September 30, 2019 and 29.05% for December 31, 2018. The tax impacts of the Business Combination were estimated on the applicable law in effect on September 30, 2019, inclusive of the effects of the Tax Act.

	Nine Months Ended	Year Ended
	September 30, 2019	December 31, 2018
Tax Impact on Grand River Acquisition	$430,479	$(1,174,420)
Tax Impact on removal of Accel interest expense on refinanced loans	$2,801,979	$2,801,421
Tax Impact on addition of interest expense on refinanced loans	(3,668,095)	(4,438,245)

Unaudited pro forma adjustment	$(435,637)	$(2,811,244)

(ii)

As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net income per share assumes that the Pace Shares issuable relating to the Business Combination have been outstanding for the entire period presented.

Weighted average Pace Shares outstanding - basic and diluted is calculated as follows:

Pace Public Shareholders	18,812,997
Pace Initial Shareholders	7,500,000
Private Placement Investors	4,696,675
Donor-Advised Fund	500,000
Accel Shareholders	45,127,798

Pro Forma Shares Outstanding - Basic & Diluted	76,637,470

Comparative Historical and Pro Forma Per Share Data

The following table sets forth:

•	historical per share information of Pace for the year ended December 31, 2018 and the nine months ended September 30, 2019;

•	historical per share information of Accel for the year ended December 31, 2018 and the nine months ended September 30, 2019;

•	unaudited pro forma net income and cash dividends per share information giving effect to the Business Combination as if it had been completed on January 1, 2018; and

•	unaudited pro forma per share information of Pace for the year ended December 31, 2018 and the nine months ended September 30, 2019, after giving effect to the Business Combination.

This information is based on, and should be read together with, the selected historical consolidated financial information, the unaudited pro forma condensed combined financial information and the historical consolidated financial information of Accel, and the accompanying notes to such financial statements, that are included elsewhere in this filing. The unaudited pro forma condensed combined per share data are presented for illustrative purposes only and are not necessarily indicative of actual or future financial position or results of operations that would have been realized if the Business Combination had been completed as of the dates indicated or will be realized upon the completion of the Business Combination. Uncertainties that could impact Pace’s financial condition include risks that effect Accel’s operations, any failures of Pace to manage its growth effectively or to respond to the demand of licensed establishment partners following the consummation of the Business Combination, any inability to complete acquisitions and integrate acquired businesses, strict government regulation that is subject to frequent amendment, repeal or new interpretation and general economic uncertainty and the effect of general economic conditions on the gaming industry. For more information on the risks, please see the section entitled “Risk Factors.”

	Historical
	Accel	Pace	Pro Forma
Book value per share (1)	$19.49	$0.09	$1.10
Basic net income (loss) per share for the nine months ended September 30, 2019	$1.98	$(0.05)	$0.03
Basic net income per share for the year ended December 31, 2018	$3.22	$0.12	$0.11
Diluted net income (loss) per share for the nine months ended September 30, 2019	$1.86	$(0.05)	$0.03
Diluted net income per share for the year ended December 31, 2018	$2.99	$0.12	$0.11
Cash dividends per share	$—	$—	$—

(1)	Book value per share = (Total equity)/shares outstanding as of September 30, 2019.